UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2014 (October 7, 2014)

THE J.G. WENTWORTH COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36170	46-3037859
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 King of Prussia Road, Suite 501, Radnor, Pennsylvania	19807-5148
(Address of principal executive offices)	(Zip Code)

(484) 434-2300
Registrant's telephone number, including area code

JGWPT Holdings Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02     Unregistered Sales of Equity Securities.

On October 7, 2014, The J.G. Wentworth Company, a Delaware corporation (the “Company”), Blocker Acquisition Co., LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub”), JGW Holdings, Inc., a Delaware corporation ("Blocker”), and JLL Fund V AIF II, L.P., a Delaware limited partnership ("AIF II" and, together with Blocker, the "JLL Entities"), entered into an agreement and plan of merger (the "Merger Agreement") pursuant to which Blocker merged with and into Merger Sub with Blocker continuing as the surviving entity in the Merger and a wholly-owned subsidiary of the Company (the "Merger").

The Merger was consummated in accordance with Section 9.10(b) and 9.10(c) of the Amended and Restated Limited Liability Company Agreement, dated as of November 13, 2013, of JGWPT Holdings, LLC, a Delaware limited liability company ("JGWPT LLC").

Under the terms of the Merger Agreement, AIF II received 715,916 newly issued shares of Class A common stock, par value $0.00001 per share, of the Company ("Class A Common Stock") upon the closing of the Merger.

Immediately prior to the effective time of the Merger, Blocker held (1) $2,135,622 in cash, (2) 138,121 shares of Class A Common Stock, and (3) a 9.208066666% interest (the “Distribution Interest”) in JLL JGW Distribution, LLC, a Delaware limited liability company (“Distribution LLC”) (which will be repurchased by Distribution LLC on January 2, 2015 or as soon as reasonably practicable thereafter in consideration for the delivery to Blocker of 715,916 shares of Class B common stock, par value $0.00001 per share, of the Company (the “Class B Common Stock”) and 715,916 Common Interests of JGWPT LLC (the “Common Interests”)  held by Distribution LLC).  In order to compensate the Company for assuming certain contingent future tax obligations of the Blocker as a result of the Merger, (i) 47,440 of the 715,916 shares of Class A Common Stock issued to AIF II in the Merger were returned to the Company promptly after the Merger, (ii) all of the cash and 138,121 Class A shares held by Blocker were retained by the Company, and (iii) 47,440 shares of Class A Common Stock returned to the Company may or may not be cancelled by the Company in its sole discretion.

All of the shares of Class A Common Stock issued pursuant to the Merger Agreement were issued in a private placement and without registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) of the Securities Act and Regulation D promulgated pursuant thereto ("Regulation D"). The exemption from registration pursuant to Regulation D is based on, among other things, representations from AIF II to the effect that it is an "accredited investor" within the meaning of Rule 506 of Regulation D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J.G. WENTWORTH COMPANY

By:	/s/ Stephen Kirkwood
Name:	Stephen Kirkwood
Title:	Executive Vice President & General Counsel

    Dated:  October 14, 2014